Contact:    Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

National Instruments Reports Record Quarterly Revenue
Company Reports Record Net Income for a Quarter and a Full Year

Q4 2019 Highlights

•	Revenue of $367 million, up 2 percent year over year

•	Orders up 9 percent year over year

•	GAAP gross margin of 75 percent

•	Non-GAAP gross margin of 78 percent

•	GAAP net income of $59 million

•	Non-GAAP net income of $73 million

•	Diluted GAAP EPS of $0.45

•	Diluted non-GAAP EPS of $0.56

•	EBITDA of $71 million

•	Cash and short-term investments of $433 million as of Dec. 31, 2019

AUSTIN, Texas - Jan. 30, 2020 - National Instruments (Nasdaq: NATI) today announced Q4 2019 revenue of $367 million, up 2 percent year over year and an all-time quarterly record.

In Q4 2019, the value of the company’s total orders was up 9 percent year over year; orders over $20,000 were up 19 percent year over year; and orders under $20,000 were down 5 percent year over year.

GAAP net income for Q4 was $59 million, with diluted earnings per share ("EPS") of $0.45, and non-GAAP net income was $73 million, with non-GAAP diluted EPS of $0.56. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $71 million for Q4.

In Q4, GAAP gross margin was 75 percent and non-GAAP gross margin was 78 percent. Total Q4 GAAP operating expenses were $223 million, up 6 percent year over year. Total Q4 non-GAAP operating expenses were $201 million, up 1 percent year over year. GAAP operating margin was 15 percent in Q4, with GAAP operating income of $54 million, down 13 percent year over year. Non-GAAP operating margin was 23 percent in Q4, with non-GAAP operating income of $84 million, up 3 percent year over year.

"I am proud of our ability to grow in a tough industrial economy with record quarterly revenue. I believe this is a reflection of our realignment, execution to our strategy and commitment to operational excellence,” said Alex Davern, NI CEO. "I am pleased with our 9 percent year-over-year order growth in Q4 and believe we are entering 2020 with renewed momentum. I remain confident in the continued success of NI under Eric, our new CEO."
“I am honored to assume the leadership of a company that delivers innovative systems to our customers that are building some of the world's most impactful technology. As we begin a new decade of business, I believe we are in a stronger position than ever,” said Eric Starkloff, NI President and COO. “We have created a solid foundation which we believe will help accelerate our growth and achieve our long-term aspirations for all our stakeholders.”
Geographic revenue in U.S. dollar terms for Q4 2019 compared with Q4 2018 was down 1 percent in the Americas, up 18 percent in APAC and down 7 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was down 1 percent in the Americas, up 19 percent in APAC and down 5 percent in EMEIA. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

As of Dec. 31, 2019, NI had $433 million in cash and short-term investments with $224 million in cash generated from operations this year. During Q4, NI paid $33 million in dividends and repurchased approximately 800,000 shares of our common stock at an average price of $42.98 per share. For the year, we returned over $300 million to our shareholders through dividends and stock repurchases, including the repurchase of 4 million shares at an average price of $42.83 per share. The NI Board of Directors has approved a dividend increase of 4%, to $0.26 per share, payable on March 9, 2020, to stockholders of record on February 18, 2020.
The company’s non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gain on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on divestment, and capitalization and amortization of internally developed software costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

FY 2019 Highlights

•	Revenue of $1.35 billion, flat year over year

•	GAAP gross margin of 75 percent

•	Non-GAAP gross margin of 78 percent

•	GAAP net income of $162 million, up 5 percent year over year

•	Non-GAAP net income of $217 million, up 4 percent year over year

•	Diluted GAAP EPS of $1.22

•	Diluted non-GAAP EPS of $1.63

•	EBITDA of $246 million

•	Dividends paid of $132 million, or $1.00 per share

In 2019, GAAP operating expenses were $842 million, down 1 percent year over year, and non-GAAP operating expenses were $798 million, down 2 percent year over year. GAAP net income in 2019 was $162 million, up 5 percent year over year, and non-GAAP net income in 2019 was $217 million, up 4 percent year over year.

"I am proud of our performance as we closed out the year strong. We exceeded our goal of 18% non-GAAP operating margin and achieved record net income in both Q4 and for the year”, said Karen Rapp, NI CFO. “I believe our strong results show the stability provided by our broad customer base and end-market diversity, the value customers see in our innovative platform, and our ability to scale.”
Guidance
NI currently expects Q1 revenue to be in the range of $308 million to $338 million, which would be a new Q1 record at the midpoint. At the midpoint, this represents an increase of 6% year-over-year excluding our recently divested AWR business. The company currently expects that GAAP diluted EPS will be in the range of $0.99 to $1.13 for Q1, with non-GAAP diluted EPS expected to be in the range of $0.24 to $0.38. GAAP EPS guidance for Q1 includes $0.93 from the gain on the sale of our AWR business. For 2020, NI estimates its non-GAAP effective tax rate to be approximately 17 percent to 18 percent.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q4 2019 earnings conference call with NI management today, January 30, at 4:00 p.m. CT at www.ni.com/call or dial (855) 212-2361 and enter confirmation code 6598515. Replay information is available by calling (855) 859-2056, confirmation code 6598515, shortly after the call through February 1 at 11:59 p.m. CT or by visiting the company’s website at www.ni.com/call.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income, net margin and diluted EPS for the three-month and 12-month periods ending Dec. 31, 2019 and 2018, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.

In the quarter ended June 30, 2018, NI began moving toward more frequent releases for many of its software products. Specifically, for many of its software development projects, NI started applying agile development methodologies, which are characterized by a more dynamic development process with more frequent and iterative revisions to a product release's features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years. As a result, beginning with its non-GAAP metrics for the three months ended June 30, 2018, NI has been excluding the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items, and providing a reconciliation of such non-GAAP results to its GAAP results. NI believes these changes are useful to investors as they provide greater comparability between its R&D spend in future periods. NI also makes available on its website its historical non-GAAP results, excluding the effects of software capitalization and amortization together with other applicable non-GAAP adjustments, for the fiscal quarters ended March 31, 2005 through December 31, 2019.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, gain on divestment, and capitalization and amortization of internally developed software costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA for the three-month and 12-month periods ending Dec. 31, 2019 and 2018. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Forward-Looking Statements
This release contains “forward-looking statements” including statements regarding that this is a reflection of our realignment, execution to our strategy and commitment to operational excellence, believing we are entering 2020 with renewed momentum, remaining confident in the continued success of NI under Eric, our highly capable new CEO, belief that we are in a stronger position than ever, that we have created a solid foundation which we believe will help accelerate our growth and achieve our long-term aspirations for all our stakeholders, belief that our strong results show the stability provided by our broad customer base and end-market diversity, the value customers see in our innovative platform, and our ability to scale, expecting Q1 revenue to be in the range of $308 million to $338 million, expecting that GAAP diluted EPS will be in the range of $0.99 to $1.13 for Q1, with non-GAAP diluted EPS expected to be in the range of $0.24 to $0.38; estimating its non-GAAP effective tax rate to be approximately

17% to 18% percent for 2020; expecting that for a significant majority of software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods; expecting to record significantly less capitalized software development costs than under its historical software development approaches; and expecting amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, further adverse fluctuations in our industry, foreign exchange fluctuations, changes in the current global trade regulatory environment, fluctuations in demand for NI products including orders from NI’s large customers, component shortages, delays in the release of new products, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions or divestitures by NI, expense overruns, disruption from public health concerns and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2018, its Form 10-Q for the quarter ended Sept. 30, 2019 and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
NI (www.ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI’s solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$194,616	$259,386
Short-term investments	237,983	271,396
Accounts receivable, net	248,872	242,955
Inventories, net	200,410	194,146
Prepaid expenses and other current assets	65,477	54,337
Total current assets	947,358	1,022,220

Property and equipment, net	243,717	245,201
Goodwill	262,242	264,530
Intangible assets, net	84,083	110,783
Operating lease right-of-use assets	70,407	—
Other long-term assets	44,082	28,501
Total assets	1,651,889	1,671,235

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	52,192	48,388
Accrued compensation	47,732	45,821
Deferred revenue - current	131,445	127,288
Other lease liabilities - current	13,431	—
Other taxes payable	40,607	35,574
Other current liabilities	20,716	25,913
Total current liabilities	306,123	282,984

Deferred income taxes	14,065	25,457
Liability for uncertain tax positions	6,652	9,775
Income tax payable - long-term	69,151	74,546
Deferred revenue - long-term	33,480	32,636
Operating lease liabilities - non-current	40,650	—
Other long-term liabilities	5,418	7,479
Total liabilities	475,539	432,877

Stockholders' equity:
Preferred stock	—	—
Common stock	1,305	1,327
Additional paid-in capital	953,578	897,544
Retained earnings	242,537	356,418
Accumulated other comprehensive loss	(21,070)	(16,931)
Total stockholders' equity	1,176,350	1,238,358
Total liabilities and stockholders' equity	$1,651,889	$1,671,235

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net sales:
Product	$332,267	$322,672	$1,215,014	$1,220,027
Software maintenance	35,201	37,427	138,201	139,105
Total net sales	367,468	360,099	1,353,215	1,359,132

Cost of sales:
Product	89,308	86,003	329,364	325,208
Software maintenance	1,827	2,026	7,527	8,519
Total cost of sales	91,135	88,029	336,891	333,727

Gross profit	276,333	272,070	1,016,324	1,025,405
	75%	76%	75%	75%
Operating expenses:
Sales and marketing	121,052	117,102	473,392	482,576
Research and development	71,471	66,151	272,452	261,072
General and administrative	30,129	26,996	122,768	108,878
Gain on sale of asset	—	—	(26,842)	—
Total operating expenses	222,652	210,249	841,770	852,526

Operating income	53,681	61,821	174,554	172,879

Other income (expense):
Interest income	1,942	2,051	8,129	5,896
Net foreign exchange (loss) gain	(223)	(1,341)	(1,846)	(3,423)
Other (loss) income, net	(1,108)	932	(293)	1,101

Income before income taxes	54,292	63,463	180,544	176,453

(Benefit) Provision for income taxes	(4,304)	6,922	18,393	21,396

Net income	$58,596	$56,541	$162,151	$155,057

Basic earnings per share	$0.45	$0.43	$1.23	$1.17
Diluted earnings per share	$0.45	$0.42	$1.22	$1.16

Weighted average shares outstanding -
Basic	130,776	132,565	131,722	131,987
Diluted	131,432	133,617	132,734	133,274

Dividends declared per share	$0.25	$0.23	$1.00	$0.92

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Years Ended December 31,
	2019	2018
	(unaudited)
Cash flow from operating activities:
Net income	$162,151	$155,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,541	70,667
Stock-based compensation	51,438	37,616
Disposal gain on sale of asset	(26,842)	—
Tax benefit from deferred income taxes	(12,680)	(11,738)
Net change in operating assets and liabilities	(23,203)	22,978
Net cash provided by operating activities	224,405	274,580

Cash flow from investing activities:
Purchases of property, plant, and equipment	(60,857)	(34,659)
Proceeds from sale of office building	32,492	—
Capitalization of internally developed software	(9,065)	(14,208)
Additions to other intangibles	(1,209)	(5,399)
Acquisitions of equity-method investments	(13,670)	—
Acquisitions, net of cash received	—	(5,534)
Purchases of short-term investments	(185,267)	(313,726)
Sales and maturities of short-term investments	219,628	163,530
Net cash used by investing activities	(17,948)	(209,996)

Cash flow from financing activities:
Proceeds from issuance of common stock	33,191	31,601
Repurchase of common stock	(171,316)	—
Dividends paid	(131,855)	(121,537)
Other	(837)	(907)
Net cash used by financing activities	(270,817)	(90,843)

Impact of changes in exchange rates on cash	(410)	(4,519)

Net change in cash and cash equivalents	(64,770)	(30,778)
Cash and cash equivalents at beginning of period	259,386	290,164
Cash and cash equivalents at end of period	$194,616	$259,386

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, disposal gains on buildings and related charitable contributions, tax effects related to businesses held-for-sale, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Stock-based compensation
Cost of sales	$887	$816	$3,475	$3,231
Sales and marketing	4,868	3,810	19,612	14,218
Research and development	4,236	3,489	16,265	12,580
General and administrative	3,393	2,010	12,086	7,587
(Benefit) provision for income taxes	(1,433)	(1,707)	(9,337)	(7,822)
Total	$11,951	$8,418	$42,101	$29,794

Amortization of acquisition intangibles
Cost of sales	$823	$810	$3,348	$3,258
Sales and marketing	485	505	1,970	2,085
Research and development	28	28	112	113
Other loss, net	124	—	409	—
(Benefit) provision for income taxes	(127)	(163)	(703)	(681)
Total	$1,333	$1,180	$5,136	$4,775

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$—	$244	$—	$2,057
Sales and marketing	5,356	2,300	13,646	10,654
Research and development	3,266	297	4,166	2,092
General and administrative (1)	2,002	341	11,527	1,879
Gain on sale of asset (1)	—	—	(26,842)	—
Other loss, net	—	—	—	709
(Benefit) provision for income taxes (2)	(13,477)	237	(12,237)	(3,749)
Total	$(2,853)	$3,419	$(9,740)	$13,642
(1): During the third quarter of 2019, we recognized a gain of $27 million related to the sale of our Millennium property, presented within "Gain on sale of assets". During the third quarter of 2019, we also recognized a charitable contribution expense of $7 million related to a donation using a portion of the proceeds from the sale of the property, presented within "General and Administrative".

(2): During the fourth quarter of 2019, we recognized an income tax benefit of $11 million related to the recognition of deferred taxes on the outside basis difference of our AWR business, which was held-for-sale as of December 31, 2019.

(Capitalization) and amortization of internally developed software costs
Cost of sales	$7,012	$6,557	$27,085	$25,293
Research and development	(1,887)	(1,056)	(9,066)	(14,208)
(Benefit) Provision for income taxes	(1,076)	(1,155)	(3,784)	(2,328)
Total	$4,049	$4,346	$14,235	$8,757

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$276,333	$272,070	$1,016,324	$1,025,405
Stock-based compensation	887	816	3,475	3,231
Amortization of acquisition intangibles	823	810	3,348	3,258
Acquisition transaction costs and restructuring charges	—	244	—	2,057
Amortization of internally developed software costs	7,012	6,557	27,085	25,293
Non-GAAP gross profit	$285,055	$280,497	$1,050,232	$1,059,244
Non-GAAP gross margin	78%	78%	78%	78%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$222,652	$210,249	$841,770	$852,526
Stock-based compensation	(12,497)	(9,309)	(47,963)	(34,385)
Amortization of acquisition intangibles	(513)	(533)	(2,082)	(2,198)
Acquisition transaction costs and restructuring charges	(10,624)	(2,938)	(22,339)	(14,625)
Capitalization of internally developed software costs	1,887	1,056	9,066	14,208
Gain on sale of assets and other(1)	—	—	19,842	—
Non-GAAP operating expenses	$200,905	$198,525	$798,294	$815,526

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$53,681	$61,821	$174,554	$172,879
Stock-based compensation	13,384	10,125	51,438	37,616
Amortization of acquisition intangibles	1,336	1,343	5,430	5,456
Acquisition transaction costs and restructuring charges	10,624	3,182	22,339	16,682
Net amortization of internally developed software costs	5,125	5,501	18,019	11,085
Gain on sale of assets and other(1)	—	—	(19,842)	—
Non-GAAP operating income	$84,150	$81,972	$251,938	$243,718
Non-GAAP operating margin	23%	23%	19%	18%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$54,292	$63,463	$180,544	$176,453
Stock-based compensation	13,384	10,125	51,438	37,616
Amortization of acquisition intangibles	1,460	1,343	5,839	5,456
Acquisition transaction costs and restructuring charges	10,624	3,182	22,339	17,391
Net amortization of internally developed software costs	5,125	5,501	18,019	11,085
Gain on sale of assets and other(1)	—	—	(19,842)	—
Non-GAAP income before income taxes	$84,885	$83,614	$258,337	$248,001

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$(4,304)	$6,922	$18,393	$21,396
Stock-based compensation	1,433	1,707	9,337	7,822
Amortization of acquisition intangibles	127	163	703	681
Acquisition transaction costs and restructuring charges	2,715	(237)	5,650	3,749
Net amortization of internally developed software costs	1,076	1,155	3,784	2,328
Gain on sale of assets and other(1)(2)	10,762	—	6,587	—
Tax reform charge (benefit)	—	3,051	(2,774)	4,197
Non-GAAP provision for income taxes	$11,809	$12,761	$41,680	$40,173
(1): During the third quarter of 2019, we recognized a gain of $27 million related to the sale of our Millennium property, presented within "Gain on sale of assets". During the third quarter of 2019, we also recognized a charitable contribution expense of $7 million related to a donation using a portion of the proceeds from the sale of the property, presented within "General and Administrative".

(2): During the fourth quarter of 2019, we recognized an income tax benefit of $11 million related to the recognition of deferred taxes on the outside basis difference of our AWR business, which was held-for-sale as of December 31, 2019.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income, Non-GAAP Diluted EPS, and EBITDA
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018

Net income, as reported	$58,596	$56,541	$162,151	$155,057
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	11,951	8,418	42,101	29,794
Amortization of acquisition intangibles, net of tax effect	1,333	1,180	5,136	4,775
Acquisition transaction costs and restructuring charges, net of tax effect	7,909	3,419	16,655	13,642
Net amortization of internally developed software costs, net of tax effect	4,049	4,346	14,235	8,757
Gain on sale of assets(1) and other(2), net of tax effect	(10,762)	—	(26,395)	—
Tax reform (benefit) charge	—	(3,051)	2,774	(4,197)
Non-GAAP net income	$73,076	$70,853	$216,657	$207,828
Non-GAAP net margin	19.9%	19.7%	16.0%	15.3%

Diluted EPS, as reported	$0.45	$0.42	$1.22	$1.16
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.09	0.06	0.31	0.22
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01	0.04	0.04
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.06	0.03	0.13	0.10
Impact of net amortization of internally developed software costs, net of tax effect	0.03	0.03	0.11	0.07
Impact of gain on sale of assets and other(1)(2), net of tax effect	(0.08)	—	(0.20)	—
Impact of tax reform (benefit) charge	—	(0.02)	0.02	(0.03)
Non-GAAP diluted EPS	$0.56	$0.53	$1.63	$1.56
(1): During the third quarter of 2019, we recognized a gain of $27 million related to the sale of our Millennium property, presented within "Gain on sale of assets". During the third quarter of 2019, we also recognized a charitable contribution expense of $7 million related to a donation using a portion of the proceeds from the sale of the property, presented within "General and Administrative".

(2): During the fourth quarter of 2019, we recognized an income tax benefit of $11 million related to the recognition of deferred taxes on the outside basis difference of our AWR business, which was held-for-sale as of December 31, 2019.

Net income, as reported	$58,596	$56,541	$162,151	$155,057
Adjustments to reconcile net income to EBITDA:
Interest income, net	(1,934)	(2,040)	(8,089)	(5,745)
Tax (benefit) expense	(4,304)	6,922	18,393	21,396
Depreciation and amortization	18,995	16,932	73,541	70,667
EBITDA	$71,353	$78,355	$245,996	$241,375

Weighted average shares outstanding
Basic	130,776	132,565	131,722	131,987
Diluted	131,432	133,617	132,734	133,274

Reconciliation of GAAP to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2020

	Low	High
Estimated GAAP Diluted EPS	$0.99	$1.13
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.09	0.09
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs and restructuring charges, net of tax effect	0.05	0.05
Impact of net amortization of software development costs, net of tax effect	0.03	0.03
Impact of gain on divestment, net of tax effect	(0.93)	(0.93)
Estimated Non-GAAP Diluted EPS	$0.24	$0.38

Reconciliation of Estimated GAAP Revenue Growth to GAAP Revenue Growth (excluding AWR) at Midpoint of Guidance
(unaudited)
Three Months Ended
March 31, 2020
Estimated YoY GAAP Revenue Growth at midpoint	4%
plus: Impact of excluding recently divested business (AWR)	2%
Estimated YoY GAAP Revenue Growth (excluding AWR) at midpoint	6%